Exhibit 4.50

Execution Version

AMENDMENT NO. 2 TO UNCERTIFICATED SECURITIES CONTROL AGREEMENT

AMENDMENT NO. 2, dated as of September 9, 2013 (this "Amendment"), among DryShips Inc., a Marshall Islands corporation, HSH Nordbank AG as Security Trustee, and. Ocean Rig UDW Inc., a Marshall Islands corporation.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement referred to below.

WHEREAS, the parties hereto entered into an Uncertificated Securities Control Agreement, dated as of September 27, 2012 which was amended on June 21, 2013 (as so amended, the "Agreement"), which remains in full force and effect;

WHEREAS, the Grantor and the Secured Party have entered into an Amendment No. 2 dated the date hereof amending the Pledge Agreement (all references in the Agreement as amended by this Amendment No. 2 to "Pledge Agreement" shall mean and refer to the Pledge Agreement as so amended and as it may be further amended);

WHEREAS, the parties to the Agreement desire to amend the Agreement on and subject to the terms and conditions as set forth herein; and

WITEREAS, Section 11 of the Agreement permits amendments to the Agreement so long as it is in writing and signed by the party to be charged.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties to the Agreement hereby agree as follows:

1.           Section 8(b) of the Agreement is deleted in its entirety and replaced with the following language:

"Unless the Issuer has received, a Notice of Exclusive Control, this Agreement shall terminate automatically at 11:59PM, New York time, on November 15, 2013."

2.           This Amendment will be governed by the law of the State of New York.

3.           Except as expressly modified by this Amendment, all of the terms and conditions of the Agreement shall remain, in full force and effect. In the event of a conflict between the terms of the Agreement and this Amendment, the provisions of this Amendment shall prevail.

4,           This Amendment may be executed in several counterparts or by separate instruments and by facsimile transmission and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

DRYSHIPS INC.

By:	/s/ Dimitrois Glynos
Name:	Dimitrois Glynos
Title:	Attorney in Fact

HSH NORDBANK AG

By:	/s/ Vassiliki Georgopoulos
Name:	Vassiliki Georgopoulos
Title:	Attorney in Fact

OCEAN RIG UDW INC.

By:	/s/ Sarras D. Georghiades
Name:	Sarras D. Georghiades
Title:	Director

Execution Version

AMENDMENT NO. 2 TO PLEDGE AND SECURITY AGREEMENT

AMENDMENT NO. 2, dated as of September 9, 2013 (this "Amendment"), between DryShips Inc., a Marshall Islands corporation, and HSH Nordbank AG as security trustee pursuant to the Loan Agreements. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement referred to below.

WHEREAS, the parties hereto entered into a Pledge and Security Agreement, dated as of September 27, 2012 which was amended on June 21, 2013 (as so amended, the "Agreement"), which remains in full force and effect;

WHEREAS, the parties to the Agreement desire to amend the Agreement on and subject to the terms and conditions as set forth herein; and

WHEREAS, Section 15 of the Agreement provides that no amendment shall be effective unless the same shall be in writing and signed by the parties to the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties to the Agreement hereby agree as follows:

1.           Section 17(a) of the Agreement is deleted in its entirety and replaced with the following language:

"This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the earlier of (1) the payment in full in cash of the Secured Obligations, and (2) unless the Secured Party has previously given a Notice of Exclusive Control to the Issuer, 11:59PM, New York time, November 15, 2013, (ii) be binding upon the Grantor, its successors and assigns and (iii) inure, together with the rights and remedies of the Secured Party hereunder, to the Secured Party for the benefit of the Creditor Parties and their respective successors, transferees and assigns."

2.           The first sentence of Section 18 of the Agreement is deleted in its entirety and replaced with the following language:

"Upon the first to occur of (1) the payment in full in cash of the Secured Obligations, and (ii) unless the Secured Party has previously given a Notice of Exclusive Control to the Issuer, 11:59PM, New York time, November 15, 2013, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor."

3.           This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to its conflict of law provisions other than Section 5-1401 and Section 5-1402 of The New York General Obligations Law).

4.           Except as expressly modified by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect. In the event of a conflict between the terms of the Agreement and this Amendment, the provisions of this Amendment shall prevail.

5.           This Amendment may be executed in several counterparts or by separate instruments and by facsimile transmission and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

DRYSHIPS INC.

By:	/s/ Dimitrois Glynos
Name:	Dimitrois Glynos
Title:	Attorney in Fact

HSH NORDBANK AG

By:	/s/ Vassiliki Georgopoulos
Name:	Vassiliki Georgopoulos
Title:	Attorney in Fact

SK 26497  0001 1454714 1